POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned officer of The Kroger Co. (the "Company") hereby constitutes and appoints Paul W. Heldman and Bruce M. Gack and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent for him and on his behalf and in his name, place and stead, to sign, execute and affix his seal thereto and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) any of the documents referred to below relating to the registration under the Securities Act of 1933, as amended, on Form S-8 or other appropriate form of 10,000,000 shares of the Common Stock of the Company with respect to the granting, awarding, or selling of any stock to the employees and directors of the Company or its subsidiaries pursuant to the Company's 1997 Long-Term Incentive Plan: (a) a registration statement under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto; and (b) any and all amendments thereto that may be filed from time to time by the Company with all exhibits and any and all documents required to be filed with respect thereto; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand.

(Joseph A. Pichler)                               May 15, 1997
Joseph A. Pichler
Chairman and Chief Executive Officer
and Director

                        POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned officer of The Kroger Co. (the "Company") hereby constitutes and appoints Paul W. Heldman and Bruce M. Gack and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent for him and on his behalf and in his name, place and stead, to sign, execute and affix his seal thereto and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) any of the documents referred to below relating to the registration under the Securities Act of 1933, as amended, on Form S-8 or other appropriate form of 10,000,000 shares of the Common Stock of the Company with respect to the granting, awarding, or selling of any stock to the employees and directors of the Company or its subsidiaries pursuant to the Company's 1997 Long-Term Incentive Plan: (a) a registration statement under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto; and (b) any and all amendments thereto that may be filed from time to time by the Company with all exhibits and any and all documents required to be filed with respect thereto; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand.


(W. Rodney McMullen)                              May 15, 1997
W. Rodney McMullen
Group Vice President and
Chief Financial Officer

                        POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned officer of The Kroger Co. (the "Company") hereby constitutes and appoints Paul W. Heldman and Bruce M. Gack and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent for him and on his behalf and in his name, place and stead, to sign, execute and affix his seal thereto and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) any of the documents referred to below relating to the registration under the Securities Act of 1933, as amended, on Form S-8 or other appropriate form of 10,000,000 shares of the Common Stock of the Company with respect to the granting, awarding, or selling of any stock to the employees and directors of the Company or its subsidiaries pursuant to the Company's 1997 Long-Term Incentive Plan: (a) a registration statement under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto; and (b) any and all amendments thereto that may be filed from time to time by the Company with all exhibits and any and all documents required to be filed with respect thereto; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand.


(J. Michael Schlotman)                            May 15, 1997
J. Michael Schlotman
Vice President and Corporate Controller

                        POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned officer of The Kroger Co. (the "Company") hereby constitutes and appoints Paul W. Heldman and Bruce M. Gack and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent for him and on his behalf and in his name, place and stead, to sign, execute and affix his seal thereto and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) any of the documents referred to below relating to the registration under the Securities Act of 1933, as amended, on Form S-8 or other appropriate form of 10,000,000 shares of the Common Stock of the Company with respect to the granting, awarding, or selling of any stock to the employees and directors of the Company or its subsidiaries pursuant to the Company's 1997 Long-Term Incentive Plan: (a) a registration statement under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto; and (b) any and all amendments thereto that may be filed from time to time by the Company with all exhibits and any and all documents required to be filed with respect thereto; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand.


(David B. Dillon)                            May 15, 1997
David B. Dillon
President, Chief Operating Officer
and Director

                        POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, That each of the undersigned directors of The Kroger Co. (the "Company") hereby constitutes and appoints Paul W. Heldman and Bruce M. Gack and each of them (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead, to sign, execute and affix his or her seal thereto and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) any of the documents referred to below relating to the registration under the Securities Act of 1933, as amended, on Form S-8 or other appropriate form of 10,000,000 of the Common Stock of the Company with respect to the granting, awarding, or selling of any stock to the employees and directors of the Company or its subsidiaries pursuant to the Company's 1997 Long-Term Incentive Plan: (a) a registration statement under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed with respect thereto; and (b) any and all amendments thereto that may be filed from time to time by the Company with all exhibits and any and all documents required to be filed with respect thereto; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned directors have hereunto set their hands and seals, as of the 15th day of May, 1997.

(Reuben V. Anderson)                (T. Ballard Morton, Jr.)
---------------------------         ------------------------

(John L. Clendenin)                 (Thomas H. O'Leary)
---------------------------         --------------------------

(David B. Dillon)                   (John D. Ong)
---------------------------         --------------------------

(Richard W. Dillon)                 (Katherine D. Ortega)
---------------------------         --------------------------

(John T. LaMacchia)                 (Joseph A. Pichler)
---------------------------         --------------------------

(Edward M. Liddy)                   (James D. Woods)
---------------------------         --------------------------

(Clyde R. Moore)
---------------------------

                           RESOLUTION
                          ------------


RESOLVED, That The Kroger Co. 1997 Long-Term Incentive Plan (the "Plan"), in substantially the form presented to this meeting with all changes as the officers of the Company, upon advice of counsel, may approve, is adopted, subject to ratification by the holders of a majority of the Company's Common Stock represented at the Annual Shareholders Meeting to be held on May 15, 1997; and further

RESOLVED, That upon approval by the shareholders, the Plan will become effective on May 15, 1997, and the officers of the Company will be authorized to issue 8,800,000 shares of Common
Stock of the Company pursuant to the Plan; and further

RESOLVED, That the officers of the Company are authorized to execute a Registration Statement for the Plan on behalf of the Company on Form S-8 (the "Registration Statement"), for the purpose of registering the 8,800,000 shares of Common Stock under the Securities Act of 1933, and to file the Registration Statement with the Securities and Exchange Commission in the form approved by the executing officers, with approval evidenced by the execution thereof; and further

RESOLVED, That the officers of the Company are authorized to execute in the name and on behalf of the Company, all amendments to the Registration Statement, as they deem appropriate, to procure all other necessary signatures thereto and to file the amendments with the Securities and Exchange
Commission; and further

RESOLVED, That Paul Heldman and Bruce M. Gack, or either one of them, are appointed the true and lawful attorneys-in-fact, with authority to sign and execute on behalf of The Kroger Co., and on behalf of the directors and officers thereof in their official capacities, the Registration Statement and any and all amendments thereto, which they in their discretion deem necessary or advisable to be filed with the Securities and Exchange Commission; and further

RESOLVED, That Paul Heldman, Vice President, Secretary and General Counsel of this Company, whose address is 1014 Vine Street, Cincinnati, Ohio, is designated as the Agent for Service to be named in the Registration Statement, and authorized to receive notices and communications, with respect to the registration under the Securities Act of 1933, as amended, of the proposed issue of the shares of Common Stock with all powers consequent upon that designation under the rules and regulations of the Securities and Exchange Commission; and further

RESOLVED, That the officers of the Company are authorized to list the 8,800,000 shares of Common Stock subject to the Plan with the New York Stock Exchange and to take all actions, and prepare, execute, and file all documents, including an indemnity agreement relating to the use of facsimile signatures in the execution of the shares of Common Stock, necessary, incidental or convenient to effectuate the listing; and further

RESOLVED, That for the purpose of executing the shares of Common Stock the Company hereby adopts and acknowledges the facsimile signatures of Joseph A. Pichler and Paul Heldman, its Chairman of the Board, and Secretary, respectively, and the shares of Common Stock may be executed by the facsimile signatures hereby adopted until further order of the Board of Directors, even if either of them may have ceased to hold his respective office at the time the shares of Common Stock are delivered; and further

RESOLVED, That the officers of the Company are authorized and directed, in the name and on behalf of the Company, to take all action they deem necessary or advisable to register or qualify the shares of Common Stock for issue, offer, sale or trade under the Blue Sky or securities laws of any State of the United States or Province of Canada and in that connection to execute and deliver all documents required under those laws, and to take any and all further action which they deem necessary or advisable in order to maintain registration or qualification of the shares of Common Stock for as long as they may deem necessary or as required by law; and further

RESOLVED, That the 1994 Long-Term Incentive Plan, adopted by this Board at its regular meeting on December 3, 1993, is amended to terminate all future grants of options under
Article 6 of that Plan; and further

RESOLVED, That the officers of the Company are authorized and directed in the name and on behalf of the Company to execute, deliver, and file, as required, all documents necessary or appropriate to effectuate the purposes and intents of the foregoing resolutions and the various transactions contemplated thereby.

                           RESOLUTION


WHEREAS, At its regularly scheduled meeting held on February
21, 1997, this Board adopted the 1997 Long-Term Incentive Plan
(the "Plan"); and

WHEREAS, The Board deems it desirable to amend the Plan; now, therefore,

RESOLVED, That the Plan be and it hereby is amended (i) to increase the shares authorized to be issued under the Plan to 10,000,000 shares, (ii) to increase the maximum aggregate grant or award under the Plan to any participant to 300,000 shares, (iii) to increase the number of shares annually granted to directors under Sections 6.2(b) and 6.2(c) to 2,000, and (iv) to increase the number of those shares vesting under Section 6.2(c) to 400; and further

RESOLVED, That upon approval by the shareholders, the Plan will become effective on May 15, 1997, in the form approved by the Board of Directors, as the Plan may be amended as permitted in the Plan; and

RESOLVED, That except as modified in these resolutions, the Plan and the resolutions of February 21, 1997, related to the Plan, remain unchanged and in full force and effect.